UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26, 2020 (August 25, 2020)

CĪON Investment Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-54755 (Commission File Number)	45-3058280 (IRS Employer Identification No.)

3 Park Avenue, 36th Floor

New York, New York 10016

(Address of Principal Executive Offices)

(212) 418-4700

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

CĪON Investment Corporation (“CIC”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on August 25, 2020, which was adjourned from the Annual Meeting held on June 25, 2020 in order to permit CIC to undertake a further solicitation of proxies solely with respect to the authorization of CIC to offer and sell shares of common stock at a price below net asset value (“Proposal No. 3”).

As of April 27, 2020, the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, 113,311,389 shares of common stock were eligible to be voted, and 58,952,082 of those shares were voted in person or by proxy at the Annual Meeting with respect to Proposal No. 3.

Proposal No. 3 was approved by CIC’s shareholders at the Annual Meeting. The votes for, votes against, abstentions and broker non-votes are set forth below:

Votes For	41,123,882
Votes Against	12,097,936
Abstentions	5,730,264
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation

Date: August 26, 2020	By:	/s/ Michael A. Reisner
Michael A. Reisner
Co-Chief Executive Officer